Porter, LeVay & Rose, Inc, Public Relations

     Michael Porter, President – Investor Relations Cheryl Schneider, V.P – Investor Relations Jeff Myhre, VP – Editorial

Seven Penn Plaza         ▪         New York, NY 10001         ▪          212-564-4700           ▪          FAX 212-244-3075         ▪       www.plrinvest.com

nSTOR TECHNOLOGIES, INC. Jack Jaiven, Vice President/Treasurer 760.683.2500

FOR IMMEDIATE RELEASE

nSTOR TO RECEIVE CASH INFUSION

THROUGH SALE OF TELEMANAGEMENT SUBSIDIARY

Transaction Reinforces nStor’s Focus on Data Storage Systems Business

Carlsbad, CA – September 16, 2004 -- nStor Technologies, Inc. (AMEX: NSO), an innovative developer of storage-network solutions, today announced that it has entered into a definitive agreement to sell its telemanagement subsidiary, Stonehouse Technologies, to Symphony Services Corporation, a leading provider of technology-based outsourcing services.  The transaction is expected to close in the fourth quarter of this year.

The total purchase price payable to nStor of approximately $6.7 million consists of $5.6 million in cash and $1.1 million in promissory notes.  The amount of the promissory notes may be reduced due to certain closing and other adjustments.  After transaction costs, the Company expects to realize in excess of $5 million in net cash proceeds.  The present management team of Stonehouse will remain in place after the closing.  Proceeds from the sale will be used to fund nStor’s storage-network solutions R&D initiatives, sales and marketing, and to strengthen the Company’s balance sheet.

According to Todd Gresham, nStor president and CEO, the transaction provides the company with sufficient working capital to meet key milestones and fuel its strategy to deliver cost-effective, straightforward storage solutions to small-to-mid-sized organizations. Gresham further stated, “The sale fits perfectly into our plans to provide the company with the liquidity that enables us to accelerate our sales and product development efforts while promoting the best interests of our customers and shareholders.”

Completion of the transaction is subject to approval by nStor stockholders and certain closing conditions.  Current stockholders who own shares of nStor's common stock representing approximately 59% of its outstanding common stock have executed proxies in favor of the transaction.  Upon closing, the Company expects to report a loss of approximately $2.3 million from discontinued operations as a result of the sale of Stonehouse.

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About Symphony Service Corp.

Symphony Services is the global business services outsourcing partner that assures results and time-to-market for its clients. By combining its intellectual property, such as proprietary software and content, with unmatched expertise in commercial software development, large volume data management and advanced analytics, Symphony drives success for high-impact outsourcing initiatives.

Symphony Services is made up of three business groups: the Commercial Software Group (CSG), which provides increased productivity and faster time-to-market for commercial-grade software products and solutions; the Cost Management Group (CMG), which helps companies monitor, manage and minimize indirect spend; and the Demand Analytics Group (DAG), which enables clients to better understand market trends, creating new revenue opportunities and reducing customer churn.  Symphony Services is headquartered in Palo Alto, CA, with locations in Bangalore, India, Nashville, TN and Waltham, MA.  For more information on Symphony Services, please visit its Web site at http://symphonysv.com, or call (650) 935-9500.

About Stonehouse Technologies, Inc.

Founded in 1978, STI is the premier provider of software and services for total telecommunication management solutions that help enterprises manage and control telecommunications expenses, assets, and processes (“Telemanagement”). STI provides these solutions for some of the largest enterprises in the nation. STI’s strong focus on implementation of best practices and process automation, such as accurate charge-back methodologies and invoice reconciliation; as well its integrated approach to Telemanagement has attracted the most impressive client base in the industry, 75% of which are Fortune 500 companies. STI’s solutions enable enterprises to manage voice, data and wireless services by providing a systematic approach to automating order processing, monitoring expenses, managing vendor invoices, tracking inventory of assets, providing ongoing invoice reconciliation, and accurately allocating costs to internal cost centers. STI’s solutions include a suite of modular applications and services with multiple delivery options, such as on-site installation, or in an ASP or managed services environment. Clients realize proven benefits of significant cost savings, increased management control, and productivity improvements. STI is headquartered in Dallas, Texas and maintains regional offices. For more information about Stonehouse products and services, visit the company's Web site at www.stonehouse.com.

About nStor Corporation, Inc.

Headquartered in Carlsbad, Calif., nStor is a wholly owned subsidiary of nStor Technologies, Inc. (AMEX: NSO) and developer of data storage solutions that are ideally suited for both large enterprises as well as small to mid-sized businesses.  The Company's flagship controller technology and StorView software form the foundation for the NexStor family of turnkey solutions that support Microsoft Windows, Linux, UNIX and Macintosh operating environments. Designed for storage-intensive environments and mission-critical applications, nStor's products are offered in various architectures including Fibre Channel, Fibre-to-SCSI, SCSI and SATA and are focused on addressing customers' business needs and applications. The Company markets its storage solutions through a global network of OEM partners, resellers and systems integrators. For more information, visit www.nstor.com.

nStor will file a proxy statement and other documents regarding the proposed sale described in this press release with the Securities and Exchange Commission.  nStor stockholders are urged to read the proxy statement when it becomes available, because it will contain important information.  A definitive proxy statement will be sent to stockholders of nStor seeking their approval of the transaction.  Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by nStor with the SEC for free at the SEC’s web site, www.sec.gov and at the Investor Relations page of nStor's web site, www.nstor.com.  Copies of the proxy statement and other documents filed by nStor with the SEC may also be obtained free of cost by directing a request to Secretary, nStor Technologies, Inc.;1601 Forum Place, Suite 500; West Palm Beach, FL 33401; (561) 640-3145.

nStor and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies of nStor stockholders in connection with the proposed transaction.  Such individuals may have interests in the transaction, including as a result of holding options or shares of nStor common stock.  A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed with the SEC.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimated," "project," "expect," "anticipate," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's inability to increase sales to current customers and to expand its customer base, continued acceptance of the Company's products in the marketplace, the Company's inability to improve the gross margin on its products, competitive factors, dependence upon third-party vendors, outcome of litigation, insufficient funding and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. nStor and StorView are registered trademarks of nStor Technologies, Inc.

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